                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 Intevac, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                      LOGO

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Intevac, Inc. (the "Company") which will be held on May 14, 1998, at 9:00 a.m., at the Company's headquarters, 3550 Bassett Street, Santa Clara, California 95054.

     At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect five (5) directors of the Company; (ii) to approve an amendment to the Stock Option/Stock Issuance Plan; and (iii) to ratify the appointment of Ernst & Young LLP as independent public auditors of the Company for the fiscal year ending December 31, 1998.

     The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

     After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope by no later than May 13, 1998. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the Company's 1997 Annual Report has been mailed concurrently herewith to all shareholders entitled to notice of and to vote at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting. Please notify Brenda Boschetto at (408) 496-2877 if you plan to attend.

                                          Sincerely yours,

                                  /S/ NORMAN H. POND

                                          Norman H. Pond
                                          President and Chief Executive Officer
Santa Clara, California
March 31, 1998

                                   IMPORTANT

     PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

                                 INTEVAC, INC.
                              3550 BASSETT STREET
                         SANTA CLARA, CALIFORNIA 95054
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 1998
                            ------------------------

TO OUR SHAREHOLDERS:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Intevac, Inc., a California corporation (the "Company"), to be held on May 14, 1998 at 9:00 a.m., local time, at the Company's headquarters, 3550 Bassett Street, Santa Clara, California 95054, for the following purposes:

          1. To elect directors to serve for the ensuing year or until their respective successors are duly elected and qualified. The nominees are Norman H. Pond, Edward Durbin, Robert D. Hempstead, David N. Lambeth and H. Joseph Smead.

          2. To approve an amendment to the 1995 Stock Option/Stock Issuance Plan to increase the number of shares reserved for issuance thereunder by 200,000.

          3. To ratify the appointment of Ernst & Young LLP as independent public auditors of the Company for the fiscal year ending December 31, 1998.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

     Only shareholders of record at the close of business on March 17, 1998 are entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

     All shareholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to ensure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Annual Meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

     We look forward to seeing you at the Annual Meeting. Please notify Brenda Boschetto at (408) 496-2877 if you plan to attend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ CHARLES B. EDDY III

                                          CHARLES B. EDDY III
                                          Vice President, Finance and
                                          Administration,
                                          Chief Financial Officer, Treasurer and
                                          Secretary
Santa Clara, California
March 31, 1998

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                PROXY STATEMENT

                   FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

                                 INTEVAC, INC.

                            TO BE HELD MAY 14, 1998

                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Intevac, Inc., a California corporation (the "Company" or "Intevac"), of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 14, 1998, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders of record on March 17, 1998 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 9:00 a.m. at the Company's headquarters, 3550 Bassett Street, Santa Clara, California 95054.

     It is anticipated that this Proxy Statement and the enclosed proxy card will be first mailed to shareholders on or about March 31, 1998.

                                 VOTING RIGHTS

     The close of business on March 17, 1998 was the record date for shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At the record date, the Company had approximately 12,248,525 shares of its Common Stock outstanding and entitled to vote at the Annual Meeting, held by approximately 2,500 shareholders. Holders of Common Stock are entitled to one vote for each share of Common Stock so held. A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

     If any shareholder is unable to attend the Annual Meeting, such shareholder may vote by proxy. The enclosed proxy is solicited by the Company's Board of Directors, (the "Board of Directors" or the "Board"), and, when the proxy card is returned properly completed, it will be voted as directed by the shareholder on the proxy card. Shareholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR Proposals 1, 2 and 3 and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting.

     The five director nominees receiving the highest number of affirmative votes will be elected. Votes against a nominee, abstentions and brokers non-votes will have no effect on the election of directors. Approval of Proposals 2 and 3 require (i) the affirmative vote of a majority of those shares present and voting, and (ii) the affirmative vote of the majority of the required quorum. Thus, abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

                            REVOCABILITY OF PROXIES

     Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                            SOLICITATION OF PROXIES

     The Company will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

     THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 HAS BEEN MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL SHAREHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. THE ANNUAL REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT CONSIDERED PROXY SOLICITING MATERIAL.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

     At the Annual Meeting, five directors (constituting the entire board) are to be elected to serve until the next Annual Meeting of Shareholders and until a successor for such director is elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the five nominees named below unless authority to vote for any such nominee is withheld. All five nominees are currently directors of the Company and all were elected to the Board by the shareholders at the last annual meeting. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any other person who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The five candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than five nominees.

                                    NOMINEES

     Set forth below is information regarding the nominees to the Board of Directors.

                NAME                     POSITION(S) WITH THE COMPANY       AGE
                ----                     ----------------------------       ---
Norman H. Pond.......................  Chairman of the Board, President     59
                                         and Chief Executive Officer
Edward Durbin(1).....................  Director                             70
Robert D. Hempstead..................  Chief Operating Officer              54
David N. Lambeth(1)(2)...............  Director                             50
H. Joseph Smead(2)...................  Director                             72

---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

           BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS

     Mr. Pond is a founder of the Company and has served as Chairman of the Board, President and Chief Executive Officer since October 1990. Before joining the Company, from 1988 to 1990, Mr. Pond served as President and Chief Operating Officer of Varian Associates, Inc. ("Varian"), a publicly held manufacturer of semiconductor, communication, defense and medical products, where he was responsible for overall manage-ment of Varian's operations. From 1984 to 1988, Mr. Pond was President of Varian's Electron Device and Systems Group and became a Director of Varian in 1986. Prior to joining Varian, Mr. Pond was employed by Teledyne, a diversified electronics company, from 1963 to 1984, where he served in various positions, including Group Executive.

     Mr. Durbin has served as a Director of the Company since February 1991. Mr. Durbin is the Vice Chairman of Kaiser Aerospace & Electronics Corporation ("Kaiser"), responsible for marketing and business development since joining Kaiser in 1975. Mr. Durbin currently serves as a director for all of Kaiser's subsidiaries.

     Dr. Hempstead has served as Chief Operating Officer of the Company since April 1996. He was appointed a Director of the Company in 1997. Before joining the Company, Dr. Hempstead served from November 1994 to February 1996 as Executive Vice President of Censtor Corp., a manufacturer of computer disk drive heads and disks. Dr. Hempstead was a self-employed consultant from 1989 to November 1994.

     Dr. Lambeth has served as a Director of the Company since May 1996. Dr. Lambeth has been Professor of electrical and computer engineering and Associate Director of the Data Storage Systems Center at Carnegie Mellon University since 1989. Since 1988 Dr. Lambeth has been the owner of Lambeth Systems, an engineering consulting firm. From 1973 to 1988 Dr. Lambeth worked at Eastman Kodak Company's Research Laboratories, most recently as the head of the Magnetic Materials Laboratory.

     Dr. Smead has served as a Director of the Company since February 1991. Dr. Smead joined Kaiser in 1974 and served as Kaiser's President from 1974 until October 1997. Dr. Smead also served as President and Chairman of the Board of Directors of K Systems, Inc., Kaiser's parent company, from 1977 until October 1997. Dr. Smead currently serves as Chairman of the Board of Directors of Kaiser and as a director for all of Kaiser's subsidiaries.

                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors held six (6) meetings during fiscal 1997. All members of the Board of Directors during fiscal 1997 attended more than seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors held during the fiscal year and the total number of meetings held by all committees of the Board on which such director served. There are no family relationships among executive officers or directors of the Company. The Board of Directors has an Audit Committee and a Compensation Committee.

     The Audit Committee of the Board of Directors held four (4) meetings during fiscal 1997. The Audit Committee, which during 1997 was comprised of Mr. Durbin and Dr. Lambeth, recommends engagement of the Company's independent auditors, approves services performed by such auditors, and reviews and evaluates the Company's accounting system and its system of internal controls.

     The Compensation Committee of the Board of Directors held two (2) meetings during fiscal 1997. The Compensation Committee, which during 1997 was comprised of Dr. Lambeth and Dr. Smead, has overall responsibility for the Company's compensation policies and determines the compensation payable to the Company's executive officers, including their participation in certain of the Company's employee benefit and stock plans.

                             DIRECTOR COMPENSATION

     Directors of the Company do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors. However, the directors are eligible to receive periodic option grants under the Discretionary Option Grant and Automatic Option Grant Programs in effect under the Company's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan"). Under the Discretionary Option Grant Program, all directors are eligible to receive option grants, when and as determined by the Board of Directors.

     Under the Automatic Option Grant Program, each individual who was serving as a non-employee Board member on the November 20, 1995 effective date of the 1995 Plan received an option grant for 10,000 shares of Common Stock with an exercise price of $6.00 per share, the price per share at which the Common Stock was sold in the initial public offering on that date. Each individual who first becomes a non-employee Board member at any time after November 20, 1995 will receive a similar 10,000-share option grant on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, on the date of each Annual Shareholders Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not that individual has been in the prior employ of the Company, will receive an option grant to purchase 2,500 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months. No non-employee Board members received any option grants under the Discretionary Option Grant Program during the 1997 fiscal year.

     Each such option has an exercise price per share equal to the fair market value per share of Common Stock on the grant date and a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each such option is immediately exercisable for any or all of the option shares; however, any shares purchased under the option are subject to repurchase by the Company, at the option exercise price paid per share, should the optionee cease service as a Board member prior to vesting in those shares. The shares subject to each initial 10,000-share grant vest in four successive equal annual installments over the optionee's period of Board service, with the first installment vesting upon the optionee's completion of one year of Board service measured from the grant date. All shares subject to each 2,500-share grant vest upon the optionee's completion of one year of Board service measured from the grant date. However, the shares subject to all options immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ELECTION OF ALL OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS.

                                PROPOSAL NO. 2:

         APPROVAL OF AMENDMENT TO THE STOCK OPTION/STOCK ISSUANCE PLAN

     The Company's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan") provides for (i) the granting of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to employees of the Company and (ii) the granting of non-statutory stock options and stock purchase rights ("SPRs") to employees, non-employee members of the Board of Directors and consultants of the Company. The 1995 Plan also provides the Administrator with the authority to grant stock appreciation rights. The 1995 Plan was approved by the Board of Directors in September 1995 and approved by the stockholders in September 1995. Unless terminated sooner, the 1995 Plan will terminate automatically on September 30, 2005. On December 31, 1997 the price of the Company's common stock was $9.75 per share.

     In 1993, Section 162(m) was added to the Code. Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. Grants under the 1995 Plan will not be subject to the deduction limitation if the shareholders approve the 1995 Plan, including the option grant limitations described below.

     In March 1998, the Board of Directors increased the shares reserved for issuance under the 1995 Plan by 200,000 shares, bringing the total shares currently reserved for issuance under the 1995 Plan to 2,083,667. This proposal seeks shareholder approval of (i) the increase in shares reserved and (ii) the material terms of the 1995 Plan, including, but not limited to the share limitations for purposes of Section 162(m).

     The Company believes that stock options play a key role in the Company's ability to recruit, reward and retain executives and key employees. Companies like Intevac have historically used stock options as an important part of recruitment and retention packages. The Company competes directly with these companies for experienced executives and sales personnel and believes that it must be able to offer comparable packages to attract the caliber of individual necessary to the Company's business.

ADMINISTRATION

     The 1995 Plan is administered by the Board or a committee appointed by the Board. Such committee may consist of (i) two or more "non-employee" directors in order to grant options and stock purchase rights to officers and directors in compliance with Rule 16b-3 promulgated under the Exchange Act or (ii) two or more directors in order to grant options intended to qualify as "performance-based compensation" under the tax laws. The administrators of the 1995 Plan are referred to herein as the "Administrator."

ELIGIBILITY; LIMITS ON GRANTS

     The 1995 Plan provides that options and stock purchase rights may be granted to employees, including officers, directors and consultants to the Company, its parent or subsidiaries. Incentive stock options may be granted only to employees, including employee directors and officers. The Administrator approves the participants, the time or times at which options and stock purchase rights are granted and the number of shares subject to each. The 1995 Plan is administered so as to satisfy certain requirements under the federal securities laws, including under the Exchange Act, and under the Code.

     The 1995 Plan limits the discretion allowed to the Administrator in granting options. This limitation is intended to preserve the Company's ability to deduct for federal income tax purposes the compensation expense relating to options granted to certain executive officers under the 1995 Plan. Without this limitation in the 1995 Plan, the Company's ability to deduct such compensation expense might be reduced. The limitation provides that under the 1995 Plan no employee may be granted in any one fiscal year options to receive more than 200,000 shares of Common Stock (except in connection with the commencement of employment, in which case options to purchase up to an additional 150,000 shares may be granted). (See the discussion below under "Tax Information" for a summary of the more general rules governing the availability to the Company of tax deductions in connection with stock options granted under the 1995 Plan.)

     As of February 21, 1998, there were approximately 366 employees and consultants eligible to participate in the 1995 Plan, and 164 optionees, including consultants, held outstanding options under the 1995 Plan.

TERMS OF OPTIONS

     The terms of options and stock purchase rights granted under the 1995 Plan are determined by the Administrator. Each option or stock purchase right is evidenced by a written agreement between the Company and the optionee to whom such option or stock purchase right is granted and is generally subject to the following terms and conditions:

          (a) EXERCISE OF THE OPTION: The Administrator determines when options may be exercisable. Shares subject to an option generally vest and are exercisable over five years at the rate of 20% of the shares on each anniversary of the Vesting Commencement Date (as defined in the 1995 Plan). The Administrator may accelerate the vesting of any outstanding option. The purchase price of the shares to be purchased upon exercise of any option may be paid, at the discretion of the Administrator, in cash or check or, if specified in the optionee's option agreement, by promissory note, cashless exercise, by other shares of Common Stock (with some restrictions) or other legally permitted consideration.

          (b) EXERCISE PRICE: The exercise price of options and SPRs under the 1995 Plan is determined by the Administrator, provided that, (i) in the case of an incentive stock option, the exercise price may not be less than 100% of the fair market value of the Common Stock on the date the option is granted, (ii) in the case of a non-statutory option or stock purchase right, the exercise price cannot be less than 85% of such fair market value, and (iii) in the case of an incentive stock option granted to an employee who, at the time of such grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company, the exercise price may be no less than 110% of the fair market value of the Common Stock on the date the option is granted.

          (c) TERMINATION OF EMPLOYMENT: If the optionee's status as an employee or consultant terminates for any reason other than misconduct, death or disability, an option under the 1995 Plan may be exercised not later than ninety days (or such other period of time, as is determined by the Administrator and specified in the optionee's option agreement) after such termination (but in no event later than the date of expiration of the term of the option) and may be exercised only to the extent such option was exercisable and vested on the date of termination. If an optionee's status as an employee or consultant terminates for misconduct, all outstanding options will terminate immediately and cease to be outstanding.

          (d) DEATH OR DISABILITY OF OPTIONEE: If an optionee should die or become totally and permanently disabled (as defined in the tax code) while employed by the Company, an option may be exercised within twelve months after death or termination of employment due to such disability (but in no event later than the date of expiration, of the term of the option), but only to the extent such option was exercisable and vested on the date of death or such termination due to disability.

          (e) EXPIRATION OF OPTIONS: Stock options granted under the 1995 Plan expire as determined by the Administrator, but in no event later than ten years from the date of grant. However, in the case of an incentive stock option granted to an employee who, at the time of such grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company, the term of the option may not be greater than five years. Under the form of option agreement currently used by the Company, options generally expire ten years from the date of grant.

          (f) NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS: Unless otherwise specified by the Administrator, options and stock purchase rights are non-transferable by the optionee other than by will or by the laws of descent or distribution and are exercisable during the optionee's lifetime only by the optionee.

          (g) OTHER PROVISIONS: The option agreement or restricted stock purchase agreement may contain such other terms, provisions and conditions not inconsistent with the 1995 Plan as may be determined by the Administrator.

AUTOMATIC OPTION GRANTS TO DIRECTORS

     Under the Automatic Option Grant Program, each individual who was serving as a non-employee Board member on the November 20, 1995 effective date of the 1995 Plan received an option grant for 10,000 shares of Common Stock with an exercise price of $6.00 per share, the price per share at which the Common Stock was sold in the initial public offering on that date. Each individual who first becomes a non-employee Board member at any time after November 20, 1995 will receive a similar 10,000-share option grant on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, on the date of each Annual Shareholders Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not that individual has been in the prior employ of the Company, will receive an option grant to purchase 2,500 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months. No non-employee Board members received any option grants under the Discretionary Option Grant Program during the 1997 fiscal year.

     Each such option has an exercise price per share equal to the fair market value per share of Common Stock on the grant date and a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each such option is immediately exercisable for any or all of the option shares; however, any shares purchased under the option are subject to repurchase by the Company, at the option exercise price paid per share, should the optionee cease service as a Board member prior to vesting in those shares. The shares subject to each initial 10,000-share grant vest in four successive equal annual installments over the optionee's period of Board service, with the first installment vesting upon the optionee's completion of one year of Board service measured from the grant date. All shares subject to each 2,500-share grant vest upon the optionee's completion of one year of Board service measured from the grant date. However, the shares subject to all options immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

STOCK PURCHASE RIGHTS

     The 1995 Plan permits the Company to grant rights to purchase Common Stock of the Company either alone, in addition to, or in tandem with other awards under the 1995 Plan and/or cash awards made outside the Plan. Upon the granting of such a stock purchase right under the 1995 Plan, the offeree is advised in writing of the terms, conditions and restrictions related to the grant, including the number of shares of Common Stock that the offeree is entitled to purchase, the price to be paid and the time within which the offeree must accept such offer (which shall in no event exceed six months from the date of grant). The offer is accepted by execution of a restricted stock purchase agreement between the Company and the offeree.

     Unless the Administrator determines otherwise, the restricted stock purchase agreement grants the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death or permanent and total disability) or the failure of the purchaser to attain certain performance objectives. The repurchase price for shares repurchased pursuant to this repurchase option is the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option lapses at such rate as the Administrator may determine.

     Upon exercise of a stock purchase right, the purchaser has all rights of a stockholder of the Company.

STOCK APPRECIATION RIGHTS

     The Administrator also has discretion to issue under the Discretionary Option Grant Program tandem stock appreciation rights which provide the holders with the election to surrender their outstanding options for an appreciation distribution from the Company equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may be made in cash or in shares of Common Stock or a combination of both. The Company can also grant limited stock appreciation rights which provide each holder with the right, exercisable upon the successful completion of a hostile tender offer for fifty percent or more of the Company's outstanding voting securities, to surrender his or her outstanding options to the Company, to the extent those options are at the time exercisable for vested shares, in return for a cash distribution per surrendered option equal to the excess of (i) the greater of the fair market value on the date the option is surrendered or the highest price per share of Common Stock paid in hostile tender offer over
(ii) the option exercise price payable per share.

STOCK WITHHOLDING

     The Administrator may allow participants in the 1995 Plan to satisfy their withholding obligations by either electing to have withheld by the Company a certain number of shares of stock which would otherwise be received pursuant to the exercise of the option or the vesting of such shares, or by delivering to the Company a number of shares of stock, having a value equal to the amount required to be withheld.

CHANGES IN CAPITALIZATION

     In the event a change, such as a stock split or stock dividend payable in Common Stock, is made in the Company's capitalization which results in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration by the Company, appropriate adjustment will be made in the number of shares reserved for issuance under the 1995 Plan and in the number of shares subject to outstanding options and stock purchase rights under the 1995 Plan, as well as in the price per share of Common Stock covered by such options and stock purchase rights. Such adjustment will be made by the Administrator, whose determination is final, binding and conclusive.

MERGER OR ASSET SALE

     In connection with any merger, or sale or transfer of all or substantially all of the assets of the Company, each outstanding option may be assumed or an equivalent substituted by a successor corporation. If the successor corporation does not assume the option or substitute a substantially equivalent option, the option will become fully exercisable for a period of time determined by the Administrator. All options not exercised before the merger or asset sale will terminate if not substituted or assumed. Any option assumed or substituted for will automatically become fully exercisable if an optionee's employment or consultancy terminates by reason of an involuntary termination (as defined in the 1995 Plan) within one year after the merger or asset sale. Such option will expire at the earlier of the end of its term or one year after the involuntary termination. In addition, any Company repurchase option on unvested Common Stock will terminate and the stock will fully vest upon a merger or asset sale unless the repurchase option is assigned to the successor corporation. Any such repurchase option assigned in the merger or asset sale will end and the shares subject to the repurchase option will immediately vest in full if the optionee's employment or consultancy ends within one year of the merger or asset sale.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors may amend the 1995 Plan at any time, or may terminate the 1995 Plan, without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the 1995 Plan for which stockholder approval is required under the Code or other applicable rules, and no action by the Board of Directors or stockholders may unilaterally impair any option or stock purchase right previously granted under the 1995 Plan. In any event, the 1995 Plan will terminate automatically on September 30, 2005. Any options outstanding under the 1995 Plan at the time of its termination will remain outstanding until they expire by their terms.

TAX INFORMATION

     THE FOLLOWING IS A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE 1995 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A PARTICIPANT MAY RESIDE.

  Incentive Stock Options

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. (The rate at which such long-term capital gain or loss is taxed is further dependent upon the length of time the shares have been held since exercise.) If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

  Non-statutory Stock Options

     All other options which do not qualify as incentive stock options are referred to as non-statutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory stock option. However, upon the option's exercise, the optionee will recognize taxable income, generally measured as the excess of the then fair market value of the shares purchased over the aggregate exercise price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

  Stock Purchase Rights

     Stock purchase rights will generally be taxed in the same manner as non-statutory stock options. However, the stock issued upon exercise of a stock purchase right is usually subject to the Company's right to repurchase such stock upon termination of the purchaser's employment or consulting relationship with the Company, which right lapses progressively over time. As a result, at the time of purchase, this restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, and the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the date or dates when the stock ceases to be subject to substantial risk of forfeiture, i.e. when it is no longer subject to the Company's right of repurchase or "vests." At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture. Ordinary income recognized by a purchaser who is an employee will be treated as wages and will be subject to tax withholding by the Company. Generally, the Company will be entitled to a tax deduction in the amount and at the time the purchaser recognizes ordinary income. Notwithstanding the foregoing, a purchaser may accelerate the date of his or her recognition of ordinary income, and the beginning of any capital gain holding period, by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, would be equal to the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period would commence on the purchase date.

     Different rules may apply in the case of purchasers who are subject to
Section 16 of the Securities Exchange Act of 1934, as amended.

  Stock Appreciation Rights

     A recipient will not recognize any taxable income in connection with the grant of an SAR. On exercise of an SAR, the recipient will generally recognize compensation income in the year of exercise in an amount equal to the difference between the exercise price (if any) of the SAR and the fair market value of the SAR (computed with references to the Common Stock of the Company) at the time of exercise. If the recipient is an employee, such amount will be subject to withholding by the Company. As a general rule, the Company will be entitled to a tax deduction in an amount and at the time the recipient recognizes ordinary income with respect to the SAR.

PARTICIPATION IN THE 1995 PLAN

     The grant of options and stock purchase rights under the 1995 Plan to eligible employees and consultants, including the Named Executive Officers, is subject to the discretion of the Administrator. The following table sets forth information with respect to options granted under the 1995 Plan during the Last Fiscal Year to each of the officers named in the Summary Compensation Table, to all current executive officers as a group, to all non-employee directors, and to all other employees as a group. The term of options under the 1995 Plan is generally ten years from the date of grant. No stock purchase rights or stock appreciation rights were granted to any such persons.

                                                    SHARES
                    NAME                       SUBJECT TO OPTION     DOLLAR VALUE(1)
                    ----                       -----------------    -----------------
Norman H. Pond...............................             0               $ --
Charles B. Eddy..............................         7,500                 --
Robert D. Hempstead..........................        15,000                 --
Edward Durbin................................         2,500                 --
David N. Lambeth.............................         2,500                 --
H. Joseph Smead..............................         2,500                 --
All current executive officers as a group....        22,500                 --
All non-employee directors...................         7,500                 --
All other employees as a group...............       418,000                 --

---------------
(1) Dollar value is calculated by subtracting the weighted average aggregate exercise price from the total fair market value of the shares as determined on December 31, 1997. For all options granted in 1997, the exercise price is higher than the fair market value of the stock on December 31, 1997, resulting in a negative valuation.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE 1995 PLAN.

                                PROPOSAL NO. 3:

                  RATIFICATION OF INDEPENDENT PUBLIC AUDITORS

     The Company is asking the shareholders to ratify the selection of Ernst & Young LLP as the Company's independent public auditors for the fiscal year ending December 31, 1998. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

     In the event the shareholders fail to ratify the appointment, the Audit Committee of the Board of Directors will reconsider its selection of auditors for the fiscal year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its shareholders.

     Ernst & Young LLP has audited the Company's financial statements annually since 1991. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 31, 1998 by (i) all persons known by the Company to be beneficial owners of five percent (5%) or more of its outstanding Common Stock based upon a review of 13G filings made with the Securities and Exchange Commission during 1997, (ii) each director of the Company and each nominee for director, (iii) the Chief Executive Officer and each of the two other most highly compensated executive officers of the Company serving as such as of the end of the last fiscal year whose compensation for such year was in excess of $100,000, and (iv) all executive officers and directors of the Company as a group.

                                                       AMOUNT AND NATURE OF
                                                      BENEFICIAL OWNERSHIP(1)
                                                -----------------------------------
     NAME AND ADDRESS OF BENEFICIAL OWNER       NUMBER OF SHARES   PERCENT OWNED(2)
     ------------------------------------       ----------------   ----------------
Kaiser Aerospace and Electronics..............     5,600,000            45.8%
  950 Tower Lane, Suite 800
  Foster City, CA 94404
Norman H. Pond(3).............................     1,053,433             8.5%
  3550 Basset Street
  Santa Clara, CA 95054
Charles B. Eddy(4)............................       146,332             1.2%
Robert D. Hempstead(5)........................        44,166           *
Ed Durbin(6)..................................     5,615,000            45.8%
David N. Lambeth(7)...........................        12,500           *
H. Joseph Smead(6)............................     5,615,000            45.8%
All directors and executive officers as a
  group (6 persons)(8)........................     6,886,431            54.9%

---------------
 *  Less than 1%

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after January 31, 1998, including, but not limited to, upon the exercise of an option.

(2) Percentage of beneficial ownership is based upon 12,238,672 shares of Common Stock, all of which were outstanding on January 31, 1998. For each individual, this percentage includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days of January 31, 1998, including, but not limited to, upon the exercise of an option; however, such Common Stock is not considered outstanding for the purpose of computing the percentage owned by any other individual as required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.

(3) Includes 860,100 shares held by the Norman Hugh Pond and Natalie Pond Trust DTD 12/23/80 and 30,000 shares held by the Pond 1996 Charitable Remainder Unitrust, both of which Norman Hugh Pond and Natalie Pond are Trustees, and options exercisable for 163,333 shares of Common Stock outstanding under the Company's 1995 Plan.

(4) Includes options exercisable for 65,166 shares of Common Stock under the 1995 Plan.

(5) Includes options exercisable for 44,666 shares of Common Stock under the 1995 Plan.

(6) Includes options exercisable for 15,000 shares of Common Stock under the 1995 Plan and 5,600,000 shares held by Kaiser. Messrs. Durbin and Smead are directors of the Company and are officers and shareholders of KSI, which owns all the outstanding stock of Kaiser, and share voting and investment powers over the shares of the Company held by Kaiser. Both individuals disclaim beneficial ownership of the shares of the Company held by Kaiser except as to their pecuniary interests as shareholders of KSI.

(7) Includes options exercisable for 12,500 shares of Common Stock under the 1995 Plan.

(8) Includes options exercisable for 312,665 shares of Common Stock under the 1995 Plan.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 1997, its officers, directors and holders of more than 10% of the Company's common stock complied with all Section 16(a) filing requirements.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned, by (i) the Company's Chief Executive Officer and (ii) each of the two other most highly compensated executive officers of the Company whose salary and bonus was in excess of $100,000 for the 1997 fiscal year, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years. Such individuals are referred to as the "Named Executive Officers." No executive officer who would have otherwise been includible in such table on the basis of salary and bonus earned for the 1997 fiscal year has resigned or terminated employment during that fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                           ------------
                                               ANNUAL COMPENSATION          SECURITIES
                                          ------------------------------    UNDERLYING       ALL OTHER
      NAME AND PRINCIPAL POSITION         YEARS   SALARY($)(1)    BONUS     OPTIONS(#)    COMPENSATION(2)
      ---------------------------         -----   ------------   -------   ------------   ---------------
Norman H. Pond..........................  1997      $330,994          --          --          $3,269
  President and Chief                     1996       287,903          --          --           2,574
  Executive Officer                       1995       279,990          --     193,333           2,741
Charles B. Eddy III.....................  1997       160,298          --       7,500           1,131
  Vice President, Finance and             1996       137,696          --          --           1,056
  Administration, Chief Financial         1995       127,691     $25,000      83,332           1,011
  Officer Treasurer and Secretary
Robert D. Hempstead(3)..................  1997       244,672          --      15,000           1,825
  Chief Operating Officer                 1996       142,798      50,000     250,000           1,413
                                          1995            --          --          --              --

---------------
(1) Includes salary deferral contributions to the Company's 401(k) Plan.

(2) The indicated amount for each Named Executive Officer is comprised of the contributions made by the Company on behalf of such individual to the Company's 401(k) Plan, which match part of such officer's salary deferral contributions to that plan, plus the cost of any life insurance in excess of $50,000 paid by the Company.

(3) Dr. Hempstead joined the Company on April 29, 1996 as Chief Operating Officer. He was paid a bonus upon beginning employment with the Company.

STOCK OPTIONS

     The following table contains information concerning the stock option grants made to each of the Named Executive Officers for fiscal 1997. Except for the limited stock appreciation rights described in footnote (2) below, no stock appreciation rights were granted to those individuals during such year.

                                                                                             POTENTIAL REALIZABLE
                                                                                                    VALUE
                                                                                              AT ASSUMED ANNUAL
                                                    INDIVIDUAL GRANTS                               RATES
                               -----------------------------------------------------------      OF STOCK PRICE
                                NUMBER OF       PERCENT OF                                     APPRECIATION FOR
                                SECURITIES    TOTAL OPTIONS      EXERCISE                           OPTION
                                UNDERLYING      GRANTED TO          OR                             TERM (1)
                                 OPTIONS       EMPLOYEES IN     BASE PRICE     EXPIRATION    --------------------
            NAME                GRANTED(2)         1996        ($/SHARE)(3)       DATE        5% ($)     10% ($)
            ----               ------------   --------------   -------------   -----------   --------   ---------
Norman H. Pond...............         --             --                --             --          --          --
Charles B. Eddy III..........      7,500           1.7%           $10.000       11/25/07     $47,167    $119,531
Robert D. Hempstead..........     15,000           3.4%            10.000       11/25/07      94,334     239,061

---------------

(1) There can be no assurance that the actual stock price appreciation over the 10-year option term will be at the 5% and 10% assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officer.

(2) Option shares generally vest in a series of five (5) successive equal annual installments upon the optionee's completion of each year of service over the five (5) year period measured from the grant date. In addition, the option shares vest in full upon an acquisition of the Company by merger or asset sale, unless the Company's repurchase right with respect to those shares is transferred to the acquiring entity. Each option has a maximum term of 10 years measured from the option grant date, subject to earlier termination following the optionee's cessation of service with the Company. Each option also includes a limited stock appreciation right which provides the optionee with a right, exercisable upon the successful completion of a hostile tender offer for fifty percent or more of the Company's outstanding voting securities, to surrender the option to the Company, to the extent the option is at that time exercisable for vested shares, in return for a cash distribution per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in the hostile tender offer over (ii) the option exercise price payable per share.

(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, plus any Federal and state income tax liability incurred by the optionee in connection with such exercise.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information concerning option exercises and option holdings for the 1997 fiscal year by each of the Named Executive Officers. Except for the limited stock appreciation rights described in footnote
(2) to the Stock Options table above, no stock appreciation rights were outstanding at the end of that year.

                                                                        NUMBER OF
                                                                        SECURITIES               VALUE OF
                                                                        UNDERLYING             UNEXERCISED
                                                                       UNEXERCISED             IN-THE-MONEY
                                                                     OPTIONS/SARS AT         OPTIONS/SARS AT
                                                                   FISCAL YEAR-END (#)     FISCAL YEAR-END (#)
                         SHARES ACQUIRED                               EXERCISABLE/            EXERCISABLE/
         NAME            ON EXERCISE (#)     VALUE REALIZED(1)       UNEXERCISABLE(2)        UNEXERCISABLE(3)
         ----            ----------------    ------------------    --------------------    --------------------
Norman H. Pond.........          --                    --             104,669/58,664         $392,509/219,990
Charles B. Eddy III....       1,500               $10,425              24,210/48,456         $136,049/153,585
Robert D. Hempstead....          --                    --             41,666/223,334         $ 88,540/442,710

---------------
(1) Equal to the fair market value of the purchased shares on the option exercise date less the exercise price paid for those shares.

(2) Certain of such options are immediately exercisable for all option shares, in which case any shares purchased under those options are subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service with the Company prior to vesting in such shares. All shares subject to such options are included in the exercisable amount provided above. As of December 31, 1997, the repurchase right had lapsed as to 47,332 of Mr. Pond's option shares and 15,166 of Mr. Eddy's option shares.

(3) Based on the market price of $9.750 per share, which was the closing selling price per share of the Company's Common Stock on the Nasdaq National Market on the last day of the 1997 fiscal year, less the exercise price payable for such shares. Options for which the exercise price is greater than $9.750 are excluded from this calculation.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") administers the Company's compensation policies and programs and has primary responsibility for executive compensation matters, including the establishment of the base salaries of the Company's executive officers, the approval of individual bonuses and bonus programs for executive officers and the administration of certain employee benefit programs. In addition, the Committee has exclusive responsibility for administering the Company's 1995 Stock Option/Stock Issuance Plan, under which stock option grants and direct stock issuances may be made to executive officers and other employees. The Committee during 1997 was comprised of two non-employee directors. The following is a summary of policies which the Committee applies in setting the compensation levels for the Company's executive officers.

     GENERAL COMPENSATION POLICY. The overall policy of the Committee is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. Each executive officer's compensation package is generally comprised of base salary, which is determined on the basis of the individual's position and responsibilities with the Company, the level of his or her performance, and the financial performance of the Company, and incentive performance awards payable in cash and stock options.

     FACTORS. The primary factors which the Committee considered in establishing the components of each executive officer's compensation package for the 1997 fiscal year are summarized below. However, the Committee may, in its discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     BASE SALARY. In setting the base salary for each executive officer, the Committee took into account comparative compensation data for a select group of companies. Companies are included within the survey group on the basis of a number of factors, such as their size and organizational structure, the nature of their businesses, the geographic regions in which they operate, the composition of their compensation programs (including the extent to which they rely on other contingent forms of compensation), the extent to which they compete with the Company for executive talent and the availability of information concerning their compensation practices. On the basis of the compiled data, the Committee fixed the base salary of each executive officer at a level which is competitive with the salaries of individuals in similar positions at the surveyed companies. The Committee also took into account, in determining such base salary levels, the performance of each executive officer in comparison to the performance of the Company's other executive officers.

     INCENTIVE COMPENSATION. At the end of each fiscal year the Compensation Committee evaluates each executive officer's base salary, the level of his performance, and the performance of the Company, and determines for each individual executive officer the amount of any cash incentive bonus to be paid to such executive officer. For fiscal year 1997, no year-end cash incentive bonuses were paid.

     LONG-TERM STOCK-BASED INCENTIVE COMPENSATION. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over a five year period, contingent on the officer's continued employment with the Company. Accordingly, the option provides a return to the executive officer only if the market price of the shares appreciates over the option term and the officer continues in the Company's employ.

     The size of the option grant to each executive officer is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer's current position with the Company, internal comparability with option grants made to other Company executives, the executive officer's current level of performance and the executive officer's potential for future responsibility and promotion over the option term. The Committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. During 1997, stock option grants were made to Dr. Hempstead and Mr. Eddy under the 1995 Plan.

     CEO COMPENSATION. The compensation payable to Mr. Pond, the Company's Chief Executive Officer during fiscal year 1997, was determined by the Committee. His base salary was set at a level which the Committee felt would be competitive with the base salary levels in effect for chief executive officers at similarly-sized companies within the industry. For the 1998 fiscal year, Mr. Pond's compensation package was set by the Committee on the basis of the compensation policy summarized in this report.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to the Company's executive officers for the 1997 fiscal year did not exceed the $1 million limit per officer, and it is not expected the compensation to be to the Company's executive officers for the 1998 fiscal year will exceed that limit. In addition, the Company's 1995 Stock Option/Stock Issuance Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the 1995 Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

       David N. Lambeth & H. Joseph Smead, Compensation Committee Members

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors was formed on September 14, 1995 and during 1997 was comprised of David N. Lambeth and H. Joseph Smead. Neither of these individuals was at any time during fiscal 1997, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                        AND CHANGE-IN-CONTROL AGREEMENTS

     None of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. Pursuant to the express provisions of the 1995 Stock Option/Stock Issuance Plan, the outstanding options under the 1995 Plan held by the Chief Executive Officer and the Company's other executive officers will immediately accelerate in full, and all unvested shares of Common Stock at the time held by such individuals under the 1995 Plan will immediately vest, if their employment were to be terminated (whether involuntarily or through a forced resignation) within twelve (12) months after any acquisition of the Company by merger or asset sale in which those options and shares did not otherwise vest. In addition, the Compensation Committee of the Board of Directors has the authority as Administrator of the 1995 Plan to provide for the accelerated vesting of the outstanding options under the 1995 Plan held by the Chief Executive Officer and the Company's other executive officers, and the immediate vesting of all unvested shares of Common Stock at the time held by such individuals under the 1995 Plan, if their employment were to be terminated (whether involuntarily or through a forced resignation) following a hostile take-over of the Company effected through a successful tender offer for more than fifty percent (50%) of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Common Stock of the Company with that of the NASDAQ Stock Market Total Return Index, a broad market index published by the Center for Research in Security Prices ("CRSP"), and the NASDAQ Computer Manufacturers Stock Total Return Index compiled by CRSP. The comparison for each of the periods assumes that $100 was invested on November 21, 1995 (the date of the Company's initial public offering) in the Company's Common Stock, the stocks included in the NASDAQ Stock Market Total Return Index and the stocks included in the NASDAQ Computer Manufacturers Stock Total Return Index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

         COMPARISON OF CUMULATIVE TOTAL RETURN SINCE NOVEMBER 21, 1995
           AMONG INTEVAC, NASDAQ STOCK MARKET TOTAL RETURN INDEX AND
                NASDAQ COMPUTER MANUFACTURERS TOTAL RETURN INDEX

                                                                                  NASDAQ
                                                          NASDAQ STOCK           COMPUTER
        MEASUREMENT PERIOD                               MARKET US TOTAL     MANUFACTURERERS
      (FISCAL YEAR COVERED)          'INTEVAC, INC'       RETURN INDEX      TOTAL RETURN INDEX
21-NOV                                    1                   1                   1
30-NOV                                    1.1                 1.036               1.054
29-DEC                                    1.06                1.03                0.993
31-JAN                                    1.18                1.035               0.997
FEB-29                                    1.2                 1.074               1.096
29-MAR                                    1.16                1.078               1.023
30-APR                                    2.5                 1.167               1.173
31-MAY                                    3.44                1.221               1.252
28-JUN                                    2.36                1.166               1.15
31-JUL                                    2                   1.062               1.064
30-AUG                                    1.86                1.22                1.105
30-SEP                                    2.72                1.208               1.27
31-OCT                                    2.32                1.194               1.275
29-NOV                                    2.56                1.268               1.388
31-DEC                                    2.72                1.267               1.333
31-JAN                                    2.96                1.357               1.451
28-FEB                                    2.52                1.282               1.249
31-MAR                                    2.24                1.198               1.12
30-APR                                    2.08                1.236               1.166
30-MAY                                    2.44                1.376               1.436
30-JUN                                    1.92                1.418               1.447
31-JUL                                    2.02                1.567               1.762
29-AUG                                    2.28                1.565               1.756
30-SEP                                    2.26                1.658               1.818
31-OCT                                    2.07                1.571               1.682
28-NOV                                    1.6                 1.579               1.699
31-DEC                                    1.56                1.555               1.613

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Performance Graph shall not be incorporated by reference into any such filings; nor shall such report or graph be incorporated by reference into any future filings.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented at the Company's annual meeting of shareholders to be held in 1999 must be received by December 1, 1998 in order to be included in the proxy statement and proxy relating to that meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ CHARLES B. EDDY III
                                        ----------------------------------------
                                        CHARLES B. EDDY III
                                        Vice President, Finance and
                                        Administration, Chief Financial Officer,
                                        Treasurer and Secretary


March 31, 1998

1457-PS-98

                                  INTEVAC, INC.
                      1995 STOCK OPTION/STOCK ISSUANCE PLAN

                             AS AMENDED MARCH, 1998


                                   ARTICLE ONE

                               GENERAL PROVISIONS


        I.  PURPOSE OF THE PLAN

            This 1995 Stock Option/Stock Issuance Plan is intended to promote the interests of Intevac, Inc., a California corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

            Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

        II. STRUCTURE OF THE PLAN

            A. The Plan shall be divided into three separate equity programs:

                (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

                (iii) the Automatic Option Grant Program under which Eligible Directors shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

            B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

        III. ADMINISTRATION OF THE PLAN

             A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. No non-employee Board member shall be eligible to serve on the Primary Committee if such individual has, during the twelve
(12)-month period immediately preceding the date of his or her appointment to the Committee or (if shorter) the period commencing with the Section 12(g) Registration Date and ending with the date of his or her appointment to the Primary Committee, received an option grant or direct stock issuance under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary), other than pursuant to the Automatic Option Grant Program.

             B. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

             C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

             D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program under its jurisdiction or any stock option or stock issuance thereunder.

             E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

             F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made thereunder.

        IV.  ELIGIBILITY

             A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                (i) Employees,

                (ii) non-employee members of the Board (other than those serving as members of the Primary Committee) or the Board of Directors of any Parent or Subsidiary, and

                (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

             B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid for such shares.

             C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

             D. The individuals eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who are serving as non-employee Board members on the Plan Effective Date or who first become non-employee Board members after the Plan Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who are re-elected as non-employee Board members at one or more Annual Stockholders Meetings held after the Plan Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an initial option grant under the Automatic Option

Grant Program on the Plan Effective Date or (if later) at the time he or she first becomes a non-employee Board member, but such individual shall be eligible to receive periodic option grants under the Automatic Option Grant Program upon his or her re-election as a non-employee Board member at one or more Annual Stockholders Meetings.

        V.   STOCK SUBJECT TO THE PLAN

             A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 2,083,667 shares.

             B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 200,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1995 calendar year; provided, however, that for the calendar year in which such person first commences Service, the limit shall be increased to 350,000 shares.

             C. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options (including any options incorporated from the Predecessor Plan) expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. All shares issued under the Plan (including shares issued upon exercise of options incorporated from the Predecessor Plan), whether or not those shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

             D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances per calendar year, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per Eligible Director under the Automatic Option Grant Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the

Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM


        I.   OPTION TERMS

             Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

             A. Exercise Price.

                1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

                2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

                   (i) cash or check made payable to the Corporation,

                   (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                   (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

             Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

             B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten
(10) years measured from the option grant date.

             C. Effect of Termination of Service.

                1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding

             2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

             D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

             E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

             F. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may be assigned in whole or in part during Optionee's lifetime in accordance with the terms of a Qualified Domestic Relations Order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

        II.  INCENTIVE OPTIONS

             The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

             A. Eligibility. Incentive Options may only be granted to Employees.

             B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

             C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

             D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

        III. CORPORATE TRANSACTION/CHANGE IN CONTROL

             A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

             B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

             C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

             D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction, (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, and (iii) the maximum number of securities and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

             E. Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate (and any of the Corporation's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within twelve (12) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

             F. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to (i) provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Change in Control or (ii) condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent Involuntary Termination of the Optionee's Service within a specified period following the effective date of such Change in Control. Any options accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

             G. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

             H. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        IV.  CANCELLATION AND REGRANT OF OPTIONS

             The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

        V.   STOCK APPRECIATION RIGHTS

             A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

             B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

                (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                (iii) If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

             C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right in effect for at least six (6) months shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                (iii) Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution.

                (iv) The balance of the option (if any) shall continue in full force and effect in accordance with the documents evidencing such option.

                                  ARTICLE THREE

                             STOCK ISSUANCE PROGRAM


        I.   STOCK ISSUANCE TERMS

             Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

             A. Purchase Price.

                1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the issuance date.

                2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                   (i) cash or check made payable to the Corporation, or

                   (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

             B. Vesting Provisions.

                1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                   (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                   (ii) the number of installments in which the shares are to vest,

                   (iii) the interval or intervals (if any) which are to lapse between installments, and

                   (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

                2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase- money note of the Participant attributable to the surrendered shares.

                5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

        II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

             A. All of the outstanding repurchase/cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase/cancellation rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

             B. To the extent any repurchase/cancellation rights applicable to the Participant's outstanding shares under the Stock Issuance Program are assigned in the Corporate Transaction, those rights shall automatically terminate, and the shares subject to those terminated rights shall immediately vest in full, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within twelve (12) months following the effective date of such Corporate Transaction.

             C. The Plan Administrator shall have the discretion, exercisable either at the time the unvested shares are issued or at any time while the Corporation's repurchase rights remain outstanding, to (i) provide for the automatic termination of one or more outstanding repurchase/cancellation rights and the immediate vesting of the shares of Common Stock subject to those rights upon the occurrence of a Change in Control or (ii) condition any such accelerated vesting upon the subsequent Involuntary Termination of the Participant's Service within a specified period following the effective date of such Change in Control.

        III. SHARE ESCROW/LEGENDS

             Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FOUR

                         AUTOMATIC OPTION GRANT PROGRAM


        I.   OPTION TERMS

             A. GRANT DATES. Option grants shall be made on the dates specified below:

                1. Each individual serving as an Eligible Director on the Plan Effective Date and each Eligible Director who is first elected or appointed as a non-employee Board member at any time thereafter shall automatically be granted, on the Plan Effective Date or on the date of such initial election or appointment (as the case may be), a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

                2. On the date of each Annual Stockholders Meeting held after the Plan Effective Date, each individual who is to continue to serve as an Eligible Director shall automatically be granted a Non-Statutory Option to purchase an additional 2,500 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 2,500-share option grants any one Eligible Director may receive over his or her period of Board service.

             B. EXERCISE PRICE.

                1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

             C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

             D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial 10,000-share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four
(4) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date. Each annual grant shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's completion of one (1) year of Board service measured from the option grant date.

             E. EFFECT OF TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                   (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                   (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                   (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                   (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve
        (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

        II.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

             A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

             B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

             C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each automatic option held by him or her for a period of at least six (6) months. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

             D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

             E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        III. AMENDMENT OF THE AUTOMATIC OPTION GRANT PROGRAM

             The provisions of this Automatic Option Grant Program, together with the option grants outstanding thereunder, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

        IV.  REMAINING TERMS

             The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FIVE

                                  MISCELLANEOUS


        I.   FINANCING

             A. The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

             B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

        II.  TAX WITHHOLDING

The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options or stock appreciation rights or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

        III. EFFECTIVE DATE AND TERM OF THE PLAN

             A. The Discretionary Option Grant, Stock Issuance, and Automatic Option Grant Programs shall become effective on the Plan Effective Date. Options may be granted under the Discretionary Option Grant Program at any time on or after the Plan Effective Date, and the initial options under the Automatic Option Grant Program shall be made to the Eligible Directors at that time. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date the Plan is adopted by the Board, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

             B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan as of such date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

             C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

             D. The Plan shall terminate upon the earliest of (i) September 30, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or the issuance of shares (whether vested or unvested) under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all outstanding stock options and unvested stock issuances shall continue to have force and effect in accordance with the provisions of the documents evidencing such options or issuances.

        IV.  AMENDMENT OF THE PLAN

             A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, (i) no such amendment or modification shall adversely affect the rights and obligations with respect to options, stock appreciation rights or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification, and (ii) any amendment made to the Automatic Option Grant Program (or any options outstanding thereunder) shall be in compliance with the limitations of that program. In addition, the Board shall not, without the approval of the Corporation's stockholders, (i) materially increase the maximum number of shares issuable under the Plan, the number of shares for which options may be granted under the Automatic Option Grant Program or the maximum number of shares for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances per calendar year, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) materially modify the eligibility requirements for Plan participation or (iii) materially increase the benefits accruing to Plan participants.

             B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grant or issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

        V.   USE OF PROCEEDS

             Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

        VI.  REGULATORY APPROVALS

             A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or stock appreciation right or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the shares of Common Stock issued pursuant to it.

             B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

        VII. NO EMPLOYMENT/SERVICE RIGHTS

             Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX


           The following definitions shall be in effect under the Plan:

        A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

        B. BOARD shall mean the Corporation's Board of Directors.

        C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or
        (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

        D. CODE shall mean the Internal Revenue Code of 1986, as amended.

        E. COMMON STOCK shall mean the Corporation's common stock.

        F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

                (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

        G. CORPORATION shall mean Intevac, Inc., a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Intevac, Inc. which shall by appropriate action adopt the Plan.

        H. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

        I. DOMESTIC RELATIONS ORDER shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

        J. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

        K. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

        L. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

        M. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                (iii) For purposes of any option grants made on the Plan Effective Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is sold in the initial public offering pursuant to the Underwriting Agreement.

        N. HOSTILE TAKE-OVER shall mean a change in ownership of the Corporation effected through the following transaction:

                (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

                (ii) more than fifty percent (50%) of the securities so acquired are accepted from persons other than Section 16 Insiders.

        O. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

        P. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

        Q. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

        R. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

        S. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

        T. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

        U. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that neither Kaiser Aerospace and Electronics Corporation ("Kaiser"), a New York corporation, nor KSI, a California corporation, shall be considered a Parent of the Corporation unless either Kaiser or KSI (as the case may be) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of the Corporation at any time after November 30, 1995.

        V. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

        W. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

        X. PLAN shall mean the Corporation's 1995 Stock Option/Stock Issuance Plan, as set forth in this document.

        Y. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

        Z. PLAN EFFECTIVE DATE shall mean the date on which the Underwriting Agreement is executed and the initial public offering price of the Common Stock is established.

        AA. PREDECESSOR PLAN shall mean the Corporation's existing 1991 Stock Option Plan.

        BB. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

        CC. QUALIFIED DOMESTIC RELATIONS ORDER shall mean a Domestic Relations Order which substantially complies with the requirements of Code Section 414(p). The Plan Administrator shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

        DD. SECONDARY COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

        EE. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

        FF. SECTION 12(G) REGISTRATION DATE shall mean the first date on which the Common Stock is registered under Section 12(g) of the 1934 Act.

        GG. SERVICE shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the Board of Directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

        HH. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

        II. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

        JJ. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

        KK. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        LL. TAKE-OVER PRICE shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

        MM. TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

        NN. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

        OO. UNDERWRITING Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                 INTEVAC, INC.

     Norman H. Pond and Charles B. Eddy III, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of Intevac, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders on May 14, 1998, and at any adjournments or postponements thereof as follows on the reverse side.


                                      CONTINUED AND TO BE SIGNED ON REVERSE SIDE

The Board of Directors recommends a vote FOR each of the proposals below. This Proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the proposals below and, at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.

1. The election of all nominees listed below for the Board of Directors, as described in the Proxy Statement:

     Nominees: Norman H. Pond, Edward Durbin, Robert D. Hempstead, David N. Lambeth and H. Joseph Smead

               FOR [ ]             WITHHELD [ ]


     (INSTRUCTION: To withhold authority to vote for any individual nominee, write such name or names in the space provided below.)


2. Proposal to approve an amendment to the Company's 1995 Stock Option/Stock Issuance Plan:

               FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

3. Proposal to ratify the appointment of Ernst & Young LLP as independent public auditors of the Company for the fiscal year ending December 31, 1998:

               FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

4. Transaction of any other business which may properly come before the meeting and any adjournment or postponement thereof.

DATE: ________________, 1998

____________________________
(Signature)

____________________________
(Signature if held jointly)

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)


          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.